As filed with the Securities and Exchange Commission on November 10, 1999
                                                  Registration No. 333-_________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                            CYBERSOURCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                                                   77-0472961
(State or Other Jurisdiction of                                                    (I.R.S. Employer
Incorporation or Organization)                                                  Identification Number)

                   550 South Winchester Boulevard, Suite. 301
                          San Jose, California  95128
               (Address of Principal Executive Offices)(ZIP Code)

                 CyberSource Corporation 1998 Stock Option Plan
                 CyberSource Corporation 1999 Stock Option Plan
          CyberSource Corporation 1999 Non-Qualified Stock Option Plan
           CyberSource Corporation 1999 Employee Stock Purchase Plan
                             (Full Title of Plans)

                        _______________________________
                             Charles E. Noreen, Jr.
                            Chief Financial Officer
                            CyberSource Corporation
                   550 South Winchester Boulevard, Suite. 301
                          San Jose, California  95128
                                 (408) 556-9100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                _______________
                                    Copy to:
                            Richard Scudellari, Esq.
                            Morrison & Foerster LLP
                               755 Page Mill Road
                            Palo Alto, CA 94304-1018
                                 (650) 813-5600
                                _______________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
           Title of Securities               Amount  to     Offering Price     Aggregate Offering    Registration Fee
             to be Registered               be Registered    Per Share(1)           Price(1)
---------------------------------------------------------------------------------------------------------------------
Common Stock, 0.001 par value, subject to
 options under the CyberSource
 Corporation Stock Option Plans...........      3,177,131        $ 7.9645         $25,304,259.85           $ 7,034.58

=====================================================================================================================
Common Stock, 0.001 par value, available
 for future grant under the CyberSource
 Corporation Stock Option Plans...........      1,194,622        $57.0625         $68,168,117.88           $18,950.74

=====================================================================================================================
TOTAL.....................................      4,371,753                         $93,472,377.73           $25,985.32
=====================================================================================================================

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $7.9645 per share represents the average exercise price of the 3,177,131 shares of Common Stock subject to options under the CyberSource Corporation Plans. The price of $57.0625 per share represents the average of the high and low price per share of Common Stock available for future under the CyberSource Corporation Plans, as reported on the Nasdaq National Market on November 8, 1999.

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
================================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and included in the Registration Statement on Form S-1 (the "Registration Statement") as declared effective on November 4, 1999 (No. 333-89337), which includes audited financial statements for the Registrant's latest fiscal year.

     2. The Registrant's Current Report on Form 10-Q for the quarter ended June 30, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 23, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby will be passed upon for us by Morrison & Foerster LLP, Palo Alto, California. A partner of Morrison & Foerster LLP is also a director of the Registrant and owns 45,000 shares of our common stock and holds an option to purchase an additional 10,000 shares of our common stock.

Item 6.  Indemnification of Directors and Officers.

     Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Amended and Restated Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

     The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth procedures that apply in the event of a claim for indemnification thereunder.

     The Registrant obtained, in conjunction with the effectiveness of its Registration Statement on Form S-1 (Reg. No. 333-77545), a policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under limited circumstances.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Consultants and Advisors.

     Not Applicable.

Item 9.  Exhibits.

     4.1 Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     5.1  Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Signature Page)

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes;

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities bring registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     SIGNATURES
     ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CyberSource Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 10, 1999.

                                    CYBERSOURCE CORPORATION


                                    By:  /s/ William S. McKiernan
                                         ------------------------
                                         William S. McKiernan
                                         Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

    Each person whose signature appears below constitutes and appoints William
S. McKiernan and Charles E. Noreen, Jr., and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                          Capacity                  Date
-----------------------------------------  ------------------------  --------------------

-----------------------------------------  Chief Executive Officer    November 10, 1999
/s/ William S. McKiernan                   and Director (Principal
-----------------------------------------     Executive Officer)
     William S. McKiernan

$$/NOFOLIO

/s/ Charles E. Noreen, Jr.          Vice President,           November 10, 1999
-------------------------------     Finance &
     Charles E. Noreen, Jr.         Administration, Chief
                                    Financial Officer
                                    (Principal Financial
                                    and Accounting Officer)

/s/ Bert Kolde                      Director                  November 10, 1999
------------------------------
     Bert Kolde
                                    Director
------------------------------
     Linda Fayne Levinson
                                    Director
------------------------------
     Steven P. Novak

/s/ Richard Scudellari              Director                  November 10, 1999
------------------------------
     Richard Scudellari

                               INDEX TO EXHIBITS


Exhibit
Number              Document
------              --------

     4.1 Form of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     4.2 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-77545), as amended, filed with the Commission on April 30, 1999.)

     5.1  Opinion of Morrison & Foerster LLP

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

     23.2  Consent of Ernst & Young LLP, Independent Auditors

     24.1  Power of Attorney (see Signature Page)